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                                  PROMISSORY NOTE


$3,021,345                                            Dated as of April 11, 1997

     FOR VALUE RECEIVED, on or before five years from the date hereof, the undersigned, Edward R. Jacobs (the "Maker"), promises to pay to the order of National Telephone & Communications, Inc., a Delaware corporation (the "Corporation") at 2801 Main Street, Irvine, California 92614, or at such other place as the holder hereof may from time to time designate in writing, the principal sum of Three million Twenty-One Thousand Three Hundred Forty-Five Dollars ($3,021,345), or so much thereof as shall be advanced or readvanced and from time to time remain unpaid, plus interest on the principal balance thereof at a rate of six and seventy-four hundredths percentum (6.74%) per annum annually.

     This Note shall be payable in successive annual installments of accrued interest only, followed by one final installment at maturity in the amount of the then outstanding principal balance of this Note and all accrued and unpaid interest thereon. Such consecutive annual installments shall be due on each anniversary of the date hereof until the fifth anniversary of the date hereof, the maturity date of this Note, when the entire principal balance of this Note and all accrued and unpaid interest thereon, as well as all other costs, fees or charges payable hereunder, if any, shall be due and payable in full. Interest on this Note shall be calculated on a 360 day year, per diem basis. All payments hereunder shall be made in lawful currency of the United States and in immediately available funds.

     This Note is secured by a certain Convertible Debt Unit Pledge Agreement (the "Pledge Agreement") dated of even date herewith between the Maker and the Corporation. This Note Agreement and the Pledge Agreement, together with all extensions, renewals and modifications thereof and substitutions therefor are collectively referred to as the "security documents."

     If (i) default be made in the payment of interest due on any anniversary of the date hereof or principal due on the maturity date of this Note, (ii) the Maker files a voluntary petition under the federal Bankruptcy Code or (iii) an involuntary petition under the federal Bankruptcy Code is filed against the Maker and such involuntary petition is not dismissed within ninety (90) days of the date that such petition was filed, then in any of such events, the entire principal balance hereof and all accrued and unpaid interest hereon shall at once become due and payable at the option of the holder. The failure of the holder to exercise this option shall not constitute a waiver of the right to exercise the same on any future date.

     This Note may be prepaid, in whole or in part, at any time without penalty and shall be prepaid in full at such times and in such amounts as provided in the Pledge

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Agreement.  Any partial prepayments shall not, however, relieve the Maker of the obligation to pay principal hereunder as and when the same would otherwise fall due.

     The Maker (i) waives presentment, demand, protest and notice of presentment, notice of protest and notice of dishonor of this debt and each and every other notice of any kind with respect to this Note, and (ii) agrees that the holder of this Note, at any time or times, without notice to him or his consent, may grant extensions of time, without limit as to the number or the aggregate period of such extensions, for the payment of any sums due hereunder.

     The Maker promises to pay all costs of collection, including reasonable attorneys' fees, upon default in the payment of the principal of this Note or interest hereon when due, whether suit is brought or not.

     In the event any one or more of the provisions contained in this Note or any of the other security documents shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note or any of the other security documents, but this Note and the other security documents shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     This Note may not be changed orally but only by an agreement in writing signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

     The Maker warrants and represents that the loan evidenced hereby is being made for business or investment purposes.

     This Note shall be governed in all respects by the laws of California and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

WITNESS:


/s/ Karen Letterman                     /s/ E. R. Jacobs          (SEAL)
-----------------------------------     --------------------------
                                        Edward R. Jacobs
                                        Maker



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